Exhibit 4.1

Saks Incorporated,

as Issuer,

The Subsidiary Guarantors named herein,

as Guarantors

and

The Bank of New York Mellon,

as Trustee

INDENTURE

Dated as of May 27, 2009

7.5% Convertible Notes due 2013

EXHIBIT A	A-1
EXHIBIT B	B-1
EXHIBIT C	C-1

INDENTURE dated as of May 27, 2009 between SAKS INCORPORATED, a Tennessee corporation (“Company”), the GUARANTORS named on the signature pages hereto, and THE BANK OF NEW YORK MELLON, a New York banking corporation (“Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 7.5% Convertible Notes due 2013:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Act” shall have the meaning set forth in Section 1.04.

“Additional Interest” means all amounts, if any, payable pursuant to Section 3.02(b) and (c).

“Additional Shares” shall have the meaning set forth in Section 9.23.

“Affiliate” shall have the meaning set forth in Rule 144 under the Securities Act.

“Agent Members” shall have the meaning set forth in Section 2.12(e).

“Applicable Conversion Reference Period” means, with respect to any Conversion Date occurring during the period beginning on and including the 30th Scheduled Trading Day prior to the scheduled Maturity Date and ending at the close of business on the Business Day immediately prior to the scheduled Maturity Date, the 25 consecutive Trading Day period beginning on, and including, the 27th Scheduled Trading Day prior to the scheduled Maturity Date, and, in all other cases, the 25 consecutive Trading Day period beginning on, and including, the third Trading Day immediately following the related Conversion Date.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or any beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transfer or transaction and as in effect from time to time.

“Authenticating Agent” shall have the meaning set forth in Section 2.02.

“Bankruptcy Law” shall have the meaning set forth in Section 5.01.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board.

“Board Resolution” means a copy of one or more resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors,

or such committee of the Board of Directors or officers of the Company to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any weekday that is not a day on which banking institutions in The City of New York are authorized or obligated to close.

“Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the stated maturity date thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” for any entity means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

“cash” shall have the meaning set forth in Section 2.07.

“Certificated Securities” means Securities that are in registered definitive form.

“Change of Control” means:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act but excluding the Saks Incorporated 401(k) Retirement Plan) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act with the qualification that such person or group will be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time or the occurrence of an event or condition), directly or indirectly, of more than 50% of the total voting power of the Company’s then-outstanding Voting Stock; or

(b) the Company (i) consolidates with or merges into any other Person or sells, transfers or leases all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any other Person in any one transaction or series of related transactions or (ii) permits any Person to consolidate with or merge into it, unless the Company is the surviving Person.

However, a “Change of Control” shall not be deemed to have occurred if at least 90% of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a transaction otherwise constituting a “Change of Control” under the definition in the immediately preceding sentence consists of shares of common stock or American Depositary Receipts traded on the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successor national securities exchanges), or will be so traded immediately following the merger or consolidation, and as a result of the merger or consolidation the Securities become convertible into such consideration. For the avoidance of doubt, under no circumstances will there be a Change of Control unless the Change of Control also results in the occurrence of a Make Whole Adjustment Event.

“close of business” means 5:00 p.m. (New York City time).

“Closing Sale Price” of the Common Stock on any date means the closing per-share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported on the NYSE or, if the Common Stock is not listed on the NYSE, then as reported by the NASDAQ Global Select Market, the NASDAQ Global Market or the principal other national or regional securities exchange on which the shares of Common Stock are then traded or, if the Common Stock is not listed or approved for trading on the NASDAQ Global Select Market, the NASDAQ Global Market or another national or regional securities exchange, on the principal market on which the shares of Common Stock are then traded. If the Common Stock is not so traded, the “Closing Sale Price” will be the average of the midpoint of the last bid and ask prices for the shares of Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Common Stock” shall mean the shares of common stock, $0.10 par value per share, of the Company existing on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor.

“Company’s Filing Obligations” shall have the meaning set forth in Section 5.01.

“Company Order” means a written request or order signed in the name of the Company by any two Officers.

“Conversion Agent” shall have the meaning set forth in Section 2.03.

“Conversion Date” shall have the meaning set forth in Section 9.02.

“Conversion Obligation” shall have the meaning set forth in Section 9.01(a).

“Conversion Price” means, in respect of each Security, as of any date, $1,000 divided by the Conversion Rate as of such date.

“Conversion Rate” means, initially, 180.5869 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as herein set forth.

“Corporate Trust Office” means the corporate trust office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date hereof is located at 101 Barclay Street, Fl. 8W, New York, New York 10286, Attention: Corporate Trust Administration or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the corporate trust office of any successor Trustee at which such trust shall be administered (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Facility” means the Company’s Amended and Restated Credit Agreement dated November 26, 2003 (as in effect on the date hereof and as such agreement may be amended, restated, supplemented, renewed, replaced by the existing lenders or by successors or otherwise refinanced or modified from time to time).

“Custodian” shall have the meaning set forth in Section 5.01.

“Daily Conversion Value” means, for each day in the Applicable Conversion Reference Period, one-twenty-fifth (1/25th) of the product of (a) the applicable Conversion Rate and (b) the Daily VWAP of the Common Stock on such Trading Day.

“Daily Measurement Value” shall have the meaning set forth in clause (a) of the definition of Daily Settlement Amount.

“Daily Settlement Amount,” for each of the 25 consecutive Trading Days during the Applicable Conversion Reference Period, shall consist of:

(a)	cash equal to the lesser of (i) the dollar amount per Security to be received upon conversion as specified in the notice regarding the Company’s chosen settlement method (“Specified Dollar Amount”), if any, divided by 25 (such quotient, “Daily Measurement Value”) and (ii) the Daily Conversion Value; and

(b)	to the extent the Daily Conversion Value exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” of the Common Stock, in respect of any Trading Day, means the per-share volume-weighted average price on the NYSE as displayed under the heading “Bloomberg VWAP” on Bloomberg page “SKS.N <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled opening of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock (or one unit of any Reference Property consisting of marketable equity securities) on such Trading Day as determined by the Board of Directors in a commercially reasonable manner, using a volume-weighted average price method (or, in the case of Reference Property consisting of cash, the amount thereof)) and will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” shall have the meaning set forth in Section 10.02.

“Depositary” shall have the meaning set forth in Section 2.01(a).

“DTC” shall have the meaning set forth in Section 2.01(a).

“Effective Date,” for purposes of Section 9.23, including the determination of the number of Additional Shares pursuant to the table set forth therein, means

(a) in the case of a Make Whole Adjustment Event under clause (a) of the definition thereof, the date on which such person or group is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the Company’s then-outstanding Voting Stock;

(b) in the case of a Make Whole Adjustment Event under clause (b) of the definition thereof, the date on which such corporate event becomes effective;

(c) in the case of a Make Whole Adjustment Event under clause (c) of the definition thereof, the date on which the Company’s stockholders approve the relevant plan or proposal; and

(d) in the case of a Make Whole Adjustment Event under clause (d) of the definition thereof, the date on which the Common Stock (or other Common Stock into which the Securities are then convertible) ceases to be so listed or approved.

“Event of Default” shall have the meaning set forth in Section 5.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Ex-Dividend Date” means, with respect to any issuance, dividend or distribution, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Expiration Date” shall have the meaning set forth in Section 9.10.

“Expiration Time” shall have the meaning set forth in Section 9.10.

“Extension Fee” shall have the meaning set forth in Section 5.01.

“GAAP” means generally accepted accounting principles in the United States of America as in effect and, to the extent optional, adopted by the Company, from time to time, consistently applied.

“Global Securities Legend” shall have the meaning set forth in Exhibit A.

“Global Security” means a permanent Global Security that is in the form of the Security attached hereto as Exhibit A, and that is deposited with and registered in the name of the Depositary.

“Guarantee” means the guarantee of the Securities and the Company’s obligations under this Indenture by each of the Guarantors pursuant to this Indenture.

“guarantee” means, as applied to any obligation, a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation. A guarantee shall include, without limitation, any agreement to maintain or preserve any other Person’s financial condition or to cause any other Person to achieve certain levels of operating results.

“Guarantor” means (a) each of the Company’s Subsidiaries that are guarantors in respect of the Credit Facility on the date hereof and (b) each other Wholly Owned Subsidiary of the Company that is required to execute a supplemental indenture and become a Guarantor subsequent to the date hereof pursuant to Section 3.08.

“Holder” or “Holders” means a Person or Persons in whose name a Security is registered in the Register.

“Indebtedness” means (a) all obligations for borrowed money, (b) all obligations evidenced by debentures, notes or other similar instruments, (c) all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto), (d) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (e) Capital Lease Obligations and (f) all Indebtedness of others guaranteed by the Company or for which the Company or any of its property is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

“Initial Purchasers” means Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated.

“Interest Payment Date” shall have the meaning set forth in Section 10.01(a).

“Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

“Last Original Issuance Date” means the original Issue Date or, if later, the date any Securities are issued upon exercise of the Initial Purchasers’ over-allotment option.

“Legal Holiday” shall have the meaning set forth in Section 11.08.

“Make Whole Adjustment Event” shall be deemed to have occurred if any of the following occurs:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act but excluding Saks Incorporated 401(k) Retirement Plan) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act with the qualification that such person or group will be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time or the occurrence of an event of condition), directly or indirectly, of more than 50% of the total voting power of the Company’s then-outstanding Voting Stock;

(b) the Company (i) recapitalizes, reclassifies or changes the Common Stock (other than changes resulting from a subdivision or combination) and as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities or other property or assets or (ii) (A) consolidates with or merges into any other Person or sells, transfers or leases all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any other Person in any one transaction or series of related transactions or (B) permits any Person to consolidate with or merge into it, in each case other than any transaction: (1) in which the Company is the surviving Person or (2) that is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity;

(c) the Company’s stockholders approve any plan or proposal for the Company’s liquidation or dissolution; or

(d) a Termination of Trading.

Notwithstanding the foregoing, a “Make Whole Adjustment Event” shall not be deemed to have occurred if at least 90% of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a transaction otherwise constituting a Make Whole Adjustment Event under clause (a) and/or clause (b) above consists of shares of common stock or American Depositary Receipts traded on the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successor national securities exchanges), or will be so traded immediately following the merger or consolidation, and as a result of the merger or consolidation the Securities become convertible into such consideration.

“Make Whole Reference Date” shall have the meaning set forth in Section 9.23.

“Market Disruption Event” means (a) a failure by the principal market on which the Common Stock is listed or approved for trading to open for trading during its regular trading session or (b) the occurrence or existence for more than one-half hour period in the aggregate on any Scheduled Trading Day of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the principal market on which the Common Stock is listed or approved for trading or otherwise) in the shares of Common Stock or in any options, contracts or future contracts relating to the shares of Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such day.

“Material Subsidiary” means any Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 of Regulation S-X promulgated by the SEC.

“Maturity Date,” when used with respect to any Security, means December 1, 2013.

“Merger Event” shall have the meaning set forth in Section 9.17(a).

“Notice of Default” shall have the meaning set forth in Section 5.01.

“NYSE” means The New York Stock Exchange.

“Offering Circular” means the final offering circular dated May 20, 2009 relating to the offer and sale of the Securities.

“Officer” means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

“Officers’ Certificate” means a written certificate containing the information specified in Sections 11.04 and 11.05, signed in the name of the Company by any two Officers, and delivered to the Trustee. An Officers’ Certificate given pursuant to Section 3.03 shall be signed by the principal financial or accounting Officer of the Company but need not contain the information specified in Sections 11.04 and 11.05.

“open of business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion, reasonably acceptable to the Trustee, containing the information specified in Sections 11.04 and 11.05, from legal counsel. The counsel may be an employee of, or counsel to, the Company.

“Paying Agent” shall have the meaning set forth in Section 2.03.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

“QIBs” shall have the meaning set forth in Section 2.01(a).

“Record Date” shall have the meaning set forth in Section 10.01(a).

“Reference Property” shall have the meaning set forth in Section 9.17(a).

“Register” shall have the meaning set forth in Section 2.03.

“Registrar” shall have the meaning set forth in Section 2.03.

“Resale Restriction Delegending Date” means the date that is one year after the Last Original Issuance Date.

“Restricted Security” shall have the meaning set forth in Section 2.06(f).

“Restricted Securities Legend” shall have the meaning set forth in Exhibit A.

“Restricted Stock Legend” shall have the meaning set forth in Exhibit C.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 144A Information” shall have the meaning set forth in Section 3.06.

“Scheduled Trading Day” means any day that is scheduled by the applicable exchange to be a Trading Day.

“SEC” means the Securities and Exchange Commission.

“Securities” means any of the Company’s 7.5% Convertible Notes due 2013, as amended or supplemented from time to time, issued under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Specified Dollar Amount” shall have the meaning set forth in clause (a) of the definition of Daily Settlement Amount.

“Spin-off” shall have the meaning set forth in Section 9.08.

“Stock Price” shall have the meaning set forth in Section 9.23.

“Stockholder Rights Plan” shall have the meaning set forth in Section 9.13(f).

“Subsidiary” means a Person more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company, or by the Company and one or more other Subsidiaries of the Company.

“Termination of Trading” means the Common Stock (or other common stock into which the Securities are then convertible) ceases to be listed or approved for trading on the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successor national securities exchanges).

“TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, “TIA” means, to the extent required by any such amendment, the TIA as so amended.

“Trading Day” means a day on which (a) there is no Market Disruption Event and (b) trading in the Company’s securities generally occurs on the NYSE, or if the Common Stock is not listed on the NYSE, then as reported by the NASDAQ Global Select Market, the NASDAQ Global Market or the principal other national or regional securities exchange on which the shares of Common Stock are then traded or, if the Common Stock is not listed or approved for trading on the NASDAQ Global Select Market, the NASDAQ Global Market or another national or regional securities exchange, on the principal market on which the shares of Common Stock are then traded. If the Common Stock is not so listed or traded, “Trading Day” shall have the same meaning as Business Day.

“transfer” shall have the meaning set forth in Section 2.06(f).

“Trust Officer” means any officer within the Corporate Trust Administration department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter hereunder, any other officer of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Valuation Period” shall have the meaning set forth in Section 9.08.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at that time entitled to vote in the election of the board of directors, managers or trustees, as applicable, of such Person.

“Weighted Average Consideration” shall have the meaning set forth in Section 9.17(c)(iii).

“Wholly Owned Subsidiary” means, at any time, a Subsidiary all the Voting Stock of which (except directors’ qualifying shares which shall be deemed to include investments by foreign nationals mandated by applicable law) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

Section 1.02. Incorporation by Reference Of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.03. Rules Of Construction.

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it under, and shall be construed in accordance with, GAAP;

(c) “or” is not exclusive;

(d) “including” means including, without limitation;

(e) words in the singular include the plural, and words in the plural include the singular;

(f) all references to $, dollars, cash payments or money refer to United States currency; and

(g) all references to payments of interest on the Securities shall include Additional Interest, if any, payable in accordance with the terms of Sections 3.02(b) and (c).

Section 1.04. Acts Of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments (which may take the form of an electronic writing or messaging or otherwise be in accordance with customary procedures of the Depositary or the Trustee) of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing (which may be in electronic form); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent (either of which may be in electronic form) shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.

(a) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution (or electronic delivery) or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing or delivering such instrument or writing acknowledged to such officer the execution (or electronic delivery) thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing (electronic or otherwise), or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(b) The ownership of Securities shall be proved by the Register.

(c) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Conversion Agent in reliance thereon, whether or not notation of such action is made upon such Security.

(d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE 2

THE SECURITIES

Section 2.01. Form And Dating. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage; provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. Except as otherwise expressly permitted in this Indenture, all Securities shall be identical in all respects. Notwithstanding any differences among them, all Securities issued under this Indenture shall vote and consent together on all matters governed by this Indenture as one class.

(a) Global Securities. Securities offered and sold to qualified institutional buyers as defined in Rule 144A (“QIBs”) in reliance on Rule 144A shall be issued initially in the form of a Global Security, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary (as defined below) and registered in the name of The Depository Trust Company (“DTC”) or the nominee thereof (DTC, or any successor thereto, and any such nominee being hereinafter referred to as the “Depositary”), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

(b) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases and conversions.

Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 and shall be made on the records of the Trustee and the Depositary. Payment of principal, accrued and unpaid interest, and Additional Interest, if any, on the Global Security shall be made to the Holder thereof on the date of payment, unless a Record Date or other means of determining Holders eligible to receive payment is provided for herein.

(c) Book-Entry Provisions. This Section 2.01(c) shall apply only to Global Securities deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (iii) shall bear the legends substantially to the effect of those required by Section 2.01(d).

(d) Legends.

(i) Each Global Security shall bear the Global Securities Legend set forth in Exhibit A.

(ii) Each Restricted Security shall bear the Restricted Securities Legend set forth in Exhibit A. Each Security that bears or is required to bear the Restricted Securities Legend shall be subject to the restrictions on transfer set forth therein, and each Holder thereof, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.

(iii) Every stock certificate representing Common Stock issued in the circumstances described in Section 2.06(g) shall bear the Restricted Stock Legend set forth in Exhibit C unless removed in accordance with the provisions of Section 2.06(g) or Section 2.06(j).

Section 2.02. Execution And Authentication. The Securities shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Securities may be manual or facsimile.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

At any time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a written order of the Company in the form of an Officers’ Certificate for the authentication and delivery of such Securities, and the Trustee in accordance with such written order of the Company shall authenticate and deliver such Securities.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Securities shall originally be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple thereof.

The Trustee shall authenticate and deliver the Securities for original issue in an aggregate principal amount of $120,000,000, upon receipt of one or more Company Orders and such other documents as may be required under this Indenture. The aggregate principal amount of the Securities due at the Maturity Date thereof outstanding at any time may not exceed the applicable amount set forth in the foregoing sentence.

The Trustee may appoint authenticating agents. The Trustee may at any time after the execution of the Indenture appoint an authenticating agent acceptable to the Company to authenticate Securities (“Authenticating Agent”). The Authenticating Agent may authenticate Securities whenever the Trustee may do so, except any Securities issued pursuant to Section 2.07. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. The Authenticating Agent shall have the same right to deal with the Company as the Trustee with respect to such matters for which it has been appointed.

Section 2.03. Registrar, Paying Agent And Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for payment (“Paying Agent”), an office or agency where Securities may be presented for conversion (“Conversion Agent”) and an office or agency where notices to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register for the recordation of, and shall record, the names and addresses of the Holders, the Securities held by each Holder and the transfer, exchange and conversion of Securities (“Register”). The entries in the Register shall be conclusive, and the parties may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Indenture. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 3.05. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 3.05.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities, and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee in New York, New York to be such office or agency of the Company for the aforesaid purposes.

Section 2.04. Paying Agent To Hold Money And Securities In Trust. Except as otherwise provided herein, on or prior to each due date of payment in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or Common Stock or, as permitted by this Indenture, a combination thereof, sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money and Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent (if not the Trustee) shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and Common Stock so held in trust. If the Company or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money and Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by the Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each semiannual interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.06. Transfer and Exchange.

(a) Subject to Section 2.11, upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03, (i) the Company shall execute, and the Trustee (or any Authenticating Agent) upon receipt of a Company Order shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture and (ii) the

Registrar shall record the information required pursuant to Section 2.03 regarding the designated transferee or transferees in the Register. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of, transfer or exchange of the Securities from the Holder requesting such transfer or exchange.

At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney-in-fact duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

(b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b). Transfers of a Global Security shall be limited to transfers of such Global Security, to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Register.

(d) Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(e) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in the Indenture as periods during which such registration of transfers and exchanges need not be made.

(f) (i) Every Security that bears or is required under this Section 2.06(f) to bear the Restricted Securities Legend required by Section 2.01(d) (“Restricted Security”) shall be subject to the restrictions on transfer set forth in this Section 2.06(f) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.06(f), Section 2.06(g) and Sections 2.12(b) and (c), the term “transfer” encompasses any sale, pledge, transfer, loan, hypothecation or other disposition whatsoever of any Restricted Security. Except as otherwise provided in this Indenture with respect to any Restricted Securities (including, without limitation, Section 2.06(i) below) or as permitted under the terms of such Restricted Securities Legend, if a request is made to remove the legend on any Restricted Security, the Restricted Securities Legend shall not be removed unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company and the Registrar, that neither the Restricted Securities Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not “restricted” within the meaning of Rule 144 under the Securities Act. In such a case, upon provision of such satisfactory evidence, the Trustee, pursuant to a Company Order, shall authenticate and deliver a Security that does not bear the Restricted Securities Legend. If the Restricted Securities Legend is removed from the face of a Security and the Security is subsequently held by the Company or an Affiliate of the Company, the Company shall use its reasonable best efforts to reinstate the Restricted Securities Legend.

(ii) Except as provided elsewhere in this Indenture, (including, without limitation, Section 2.06(i) below), until the date that is the later of (A) the Resale Restriction Delegending Date and (B) 90 days after the Holder ceases to be an Affiliate of the Company, any certificate evidencing such Security (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Exhibit C, if applicable) shall bear the Restricted Securities Legend (unless such Securities have been transferred: (1) to the Company or one of its Subsidiaries; or (2) pursuant to Rule 144 under the Securities Act).

(iii) No transfer of any Security prior to the Resale Restriction Delegending Date will be registered by the Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

(g) (i) Except as provided elsewhere in this Indenture, (including, without limitation, Section 2.06(i) below), until the date that is the later of (A) the Resale Restriction Delegending Date and (B) 90 days after the holder of such Common Stock ceases to be an Affiliate of the Company, any stock certificate representing Common Stock issued upon conversion of such Security shall bear the Restricted Stock Legend (unless the Security or such Common Stock has been transferred pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to any transfer agent for the Common Stock).

(ii) Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the Restricted Stock Legend.

The Trustee and the Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(h) The Company shall not, nor shall it permit any Subsidiary to, resell any Security or any Common Stock issued upon the conversion or exchange of a Security that is owned by the Company or any Subsidiary unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Security or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144). If the Restricted Securities Legend or Restricted Stock Legend, as applicable, is removed from the face of a Security and the Security is subsequently held by the Company or an Affiliate of the Company, such legend shall be reinstated.

(i) So long as and to the extent that the Securities are represented by one or more Global Securities held by or on behalf of the Depositary only, the Company may accomplish any delegending of such Securities represented by such Global Securities at any time on or after the Resale Restriction Delegending Date by:

(ii) providing written notice to the Trustee that the Resale Restriction Delegending Date has occurred and instructing the Trustee to remove the Restricted Securities Legend from the Securities;

(iii) providing written notice to the Holders that the Restricted Securities Legend has been removed or deemed removed;

(iv) providing written notice to the Trustee and the Depositary to change the CUSIP number for the Securities to the applicable unrestricted CUSIP number; and

(v) complying with any Applicable Procedures for delegending;

whereupon the Restricted Securities Legend shall be deemed removed from any Global Securities without further action on the part of Holders.

(j) On and after the Resale Restriction Delegending Date, the Company shall also (i) instruct the transfer agent for the Common Stock to remove the Restricted Stock Legend from any Common Stock issued upon conversion of the Securities that bears the Restricted Stock Legend, (ii) notify the holders of any Common Stock issued upon conversion of the Securities (to the extent any Common Stock has been issued upon conversion of the Securities) that such Restricted Stock Legend has been removed, (iii) if relevant, notify the transfer agent for the Common Stock to change the CUSIP number for the Common Stock issued upon conversion of the Securities to the applicable unrestricted CUSIP number, and (iv) comply with any Applicable Procedures for delegending any Common Stock including the Restricted Stock Legend.

Section 2.07. Replacement Securities. If a mutilated Security is surrendered to the Trustee or the Registrar or if a Holder claims that a Security has been lost, destroyed or stolen and such Holder provide evidence of such loss, destruction or theft satisfactory to the Company and the Trustee, the Company shall issue and the Trustee shall authenticate a replacement Security. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay for such Security in U.S. legal tender (“cash”).

Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section 2.07 in exchange for any mutilated Security, or in lieu of any destroyed, lost or stolen Security, shall constitute an original additional contractual obligation of the Company and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

Section 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Securities owned by the Company or any obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 5, 8 and 9).

If a Security is replaced pursuant to Section 2.07, the replaced Security shall cease to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser unaware that such Security has been replaced.

If the Paying Agent holds, in accordance with this Indenture, on the Maturity Date, money sufficient to pay Securities payable on that date, then immediately after such Maturity Date, as the case may be, such Securities shall cease to be outstanding and interest, if any, on such Securities shall cease to accrue and such Securities shall cease to be convertible.

If a Security is converted in accordance with Article 9, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and interest, if any, shall cease to accrue on such Security.

Section 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

Section 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of such cancelled securities in its customary manner. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 9. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.10, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee’s customary procedure.

Section 2.11. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered in the Register as the owner of such Security for the purpose of receiving payment of principal of the Security and interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.12. Global Securities. (a) Notwithstanding any other provisions of this Indenture or the Securities, (1) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.06 and Section 2.12(a)(i), (2) transfers of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.06 and Section 2.12(a)(ii), and (3) transfers of a Certificated Security shall comply with Sections 2.06 and 2.12(a)(iii) and (iv). Any such transfer shall comply with the Applicable Procedures to the extent so required.

(i) Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Global Security to any Person shall be effective under this Indenture or the Securities unless and until such Global Security has been registered in the name of such Person. Nothing in this clause (i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12(a).

(ii) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except:

(A) Certificated Securities shall be issued to all owners of beneficial interests in a Global Security in exchange for such interests if:

(1) DTC notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as Depositary, and in each case a successor Depositary is not appointed by the Company within 90 days of such notice; or

(2) the Company executes and delivers to the Trustee and Registrar an Officers’ Certificate stating that such Global Security shall be so exchangeable and the beneficial owners thereof consent to such issuance of Certificated Securities.

(B) The owner of a beneficial interest in a Global Security will be entitled to receive a Certificated Security in exchange for such interest if an Event of Default has occurred and is continuing.

In connection with the exchange of an entire Global Security for Certificated Securities pursuant to this clause (ii), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Certificated Securities of authorized denominations.

Upon receipt by the Registrar of instructions from the Holder of a Global Security directing the Registrar to (x) issue one or more Certificated Securities in the amounts specified to the owner of a beneficial interest in such Global Security and (y) debit or cause to be debited an equivalent amount of beneficial interest in such Global Security, subject to the Applicable Procedures:

(1) the Registrar shall notify the Company and the Trustee of such instructions, identifying the owner and amount of such beneficial interest in such Global Security;

(2) the Company shall promptly execute, and upon Company Order the Trustee shall authenticate and deliver, to such beneficial owner Certificated Security(ies) in an equivalent amount to such beneficial interest in such Global Security; and

(3) the Registrar shall decrease such Global Security by such amount in accordance with the foregoing.

(iii) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request:

(A) to register the transfer of such Certificated Securities; or

(B) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2) so long as such Securities are Restricted Securities, such Securities are being transferred or exchanged pursuant to clauses (u), (v) or (w) below, and are accompanied by the following additional information and documents, as applicable:

(u) if such Certificated Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(v) if such Certificated Securities are being transferred to the Company or any of its Subsidiaries, a certification from such Holder to that effect (in the form set forth in Exhibit B, if applicable); or

(w) if such Certificated Securities are being transferred in compliance with Rule 144A, a certification from such Holder to that effect (in the form set forth in Exhibit B, if applicable); or

(x) if such Certificated Securities are being transferred pursuant to Rule 144 under the Securities Act, a certification from such Holder to that effect (in the form set forth in Exhibit B, if applicable); or

(y) if such Certificated Securities are being transferred pursuant to another exemption from the registration requirements of the Securities Act, (I) a certification to that effect (in the form set forth in Exhibit B, if applicable) and (II) if the Company so requests, a legal opinion or other information as may be required to confirm that such transfer is being made pursuant to such other available exemption from the registration requirements of the Securities Act.

(iv) Restrictions on Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.

Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(A) so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit B, that such Certificated Security is being transferred in accordance with the Restricted Securities Legend; and

(B) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Security in the appropriate principal amount.

(b) Subject to Section 2.12(c), every Security shall be subject to the restrictions on transfer provided in Section 2.06(f), including the delivery of an opinion of counsel, if so required. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B, dated the date of such surrender and signed by the Holder thereof, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

(c) The restrictions imposed by Section 2.06(f) upon the transferability of any Security shall cease and terminate when such Security has been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the Resale Restriction Delegending Date. Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12, be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the legends required by Section 2.01(d). The Company shall inform the Trustee upon the occurrence of the Resale Restriction Delegending Date. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

(d) The provisions of clauses (i), (ii), (iii) and (iv) below shall apply only to Global Securities:

(i) Notwithstanding any other provisions of this Indenture or the Securities, except as provided in Section 2.12(a)(ii), a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for Securities registered in the names of any Person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (B) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (A) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(iii) Subject to the provisions of subsection (e) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

(e) Neither any members of, or participants in, the Depositary (collectively, “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder. The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

Section 2.13. CUSIP and ISIN Numbers.

(a) The Company, in issuing the Securities, will use restricted CUSIP and ISIN numbers for such Securities (if then generally in use) until such time as the Restricted Securities Legend is removed pursuant to Section 2.06(i). At such time as the legend is removed from such Securities pursuant to Section 2.06(i), the Company will use an unrestricted CUSIP number for such Security, but only with respect to the Securities where the Restricted Securities Legend has been so removed. The Company shall promptly notify the Trustee in the event of any change in the CUSIP or ISIN numbers.

(b) The Company, upon issuing shares of Common Stock upon conversion of Securities, will use a restricted CUSIP number for such shares of Common Stock. With respect to such share of Common Stock, until such time as the Restricted Stock Legend is removed pursuant to Section 2.06(i) from such share of Common Stock, such restricted CUSIP will be the CUSIP number for such share of Common Stock. At such time as the Restrictive Stock Legend is removed from such share of Common Stock pursuant to Section 2.06(g) or Section 2.06(j) or otherwise, an unrestricted CUSIP number for such share of Common Stock will be deemed to be the CUSIP number therefor, but only with respect to the shares where so removed.

Section 2.14. Additional Interest. As set forth in Sections 3.02(b) and (c), the Company may be obligated to pay Additional Interest to Holders. Additional Interest, if required to be paid, is deemed to be interest for purposes of this Indenture.

Section 2.15. No Redemption. The Company may not redeem the Securities prior to their maturity.

ARTICLE 3

COVENANTS

Section 3.01. Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts of cash or shares of Common Stock to be given to the Trustee or Paying Agent shall be deposited with the Trustee or Paying Agent by the open of business by the Company on the required date. The Company may, at its option, make payments in respect of the Securities by check mailed to a Holder’s registered address or, with respect to Global Securities, by wire transfer. The Company shall make any required interest payments to the Person in whose name each Security is registered at the close of business on the record date for such interest payment. Principal amount and accrued interest, if any, shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amounts then due.

Section 3.02. SEC and Other Reports. (a)

(a) The Company shall furnish to the Trustee, within 15 days after the date on which the Company is required to file the same with the SEC pursuant to its rules and regulations, all annual and quarterly reports, information, documents and other reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with annual and quarterly reports containing substantially the same information as it would have been required to file with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such annual and quarterly reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company shall also comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates).

(b) If, at any time during the period beginning on, and including, the date which is six months after the Last Original Issuance Date and ending on the Resale Restriction Delegending Date, the Company fails to timely file (which shall include any period of time allowed pursuant to Rule (and Form) 12b-25) any periodic report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (other than current reports on Form 8-K), as applicable, the Company shall pay a one-time Additional Interest payment in respect of the Securities in the amount of 0.50% of the principal amount of Securities outstanding. The Company shall pay any such Additional Interest pursuant to this Section 3.02(b) on the next Interest Payment Date to the record holder, or, in the case of a converting Holder, upon the conversion of such Holder’s Securities.

(c) Unless, as of the Resale Restriction Delegending Date,

(i) the restrictive legend on the Securities has been removed, and

(ii) the Securities are freely tradable pursuant to Rule 144 under the Securities Act without volume restrictions by Holders other than Affiliates of the Company (without restrictions pursuant to U.S. securities law), the Company shall pay Additional Interest on the Securities at an annual rate equal to 0.50% of the aggregate principal amount of the Securities. So long as a condition described in either (i) or (ii) of this Section 3.02(c) continues, the Company shall pay such Additional Interest on June 1 and December 1 of each year to the Person who is the Holder of record of the Securities on the immediately preceding May 15 and November 15, respectively. When neither of such conditions continues, accrued and unpaid Additional Interest through the date of cessation shall be paid in cash on the subsequent Interest Payment Date to the record Holder.

(d) In the event that the Company is required to pay Additional Interest to Holders pursuant to Sections 3.02(b) or (c) or any Extension Fee pursuant to Section 5.01, the Company shall provide a direction or order in the form of a written notice to the Trustee (and if the Trustee is not the Paying Agent, the Paying Agent) of the Company’s obligation to pay such Additional Interest or Extension Fee no later than three Business Days prior to the date on which any such Additional Interest or Extension Fee is scheduled to be paid. Such notice shall set forth the amount of Additional Interest or Extension Fee to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, the Paying Agent) to make payment to the extent it receives funds from the Company to do so. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether Additional Interest or Extension Fee is payable, or with respect to the nature, extent, or calculation of the amount of Additional Interest or Extension Fee owed, or with respect to the method employed in such calculation of Additional Interest or Extension Fee.

Section 3.03. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year (beginning with the fiscal year ending January 30, 2010) of the Company an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 3.04. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 3.05. Maintenance of Office or Agency. The Company will maintain in New York, New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange or conversion and where notices and demands in respect of the Securities and this Indenture may be served. The office of The Bank of New York Mellon, at 101 Barclay Street, Fl. 8W, New York, New York 10286, Attention: Corporate Trust Administration, shall initially be such office or agency for all of the aforesaid purposes.

The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the Corporate Trust Office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in New York, New York, for such purposes.

Section 3.06. Delivery Of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act. Whether a Person is a beneficial owner shall be determined by the Company to the Company’s reasonable satisfaction.

Section 3.07. Guarantees. Each of the Guarantors and the Company will, and the Company will cause each of the Guarantors to, ensure at all times that, unless otherwise permitted by this Indenture, each Guarantee will remain in full force and effect and shall not be subordinated in right of payment by written agreement to any Indebtedness or other obligations of the Guarantors, unless required by applicable law.

Section 3.08. Additional Guarantors. The Company will cause each of its Wholly Owned Subsidiaries that becomes a guarantor in respect of the Credit Facility following the date hereof to execute and deliver a supplemental indenture pursuant to which it will become a Guarantor under this Indenture in accordance with Section 12.03.

ARTICLE 4

SUCCESSOR CORPORATION

Section 4.01. When Company May Merge Or Transfer Assets. The Company shall not consolidate with or merge into any other Person or sell, transfer or lease all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any other Person, in any one transaction or series of related transactions, or permit any Person to consolidate with or merge into the Company, unless:

(a) either (i) the Company shall be the surviving Person or (ii) if the Company is not the surviving Person, then either the surviving Person formed by such consolidation or into which the Company is merged or the Person to which the consolidated properties and assets of the Company and its Subsidiaries are so transferred shall be a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia; provided that the surviving Person shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the payment when due of the principal of and interest on the Securities and the performance of each of the Company’s other covenants under the Securities and this Indenture;

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(c) the Company shall have delivered to the Trustee an Officers’ Certificate stating that such consolidation, merger, sale, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 4 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such sale, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 8.06, the Company, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.

ARTICLE 5

DEFAULTS AND REMEDIES

Section 5.01. Events Of Default. Each of the following events shall be an “Event of Default”:

(a) the Company defaults for 30 days in the payment of any interest due and payable on the Securities;

(b) the Company defaults in the payment of all or any part of the principal on the Securities and accrued and unpaid interest when the same becomes due and payable at its Maturity Date;

(c) the Company defaults in its obligation to convert the Securities in accordance with this Indenture upon conversion of any Securities;

(d) a default by the Company or any of its Subsidiaries under any instrument or instruments evidencing Indebtedness (other than the Securities) having an outstanding principal amount of $25,000,000 (or its equivalent in any other currency or currencies) or more that has caused the holders thereof to declare such Indebtedness to be due and payable prior to its stated maturity;

(e) a default in the payment of the Company’s or any of its Subsidiaries’ Indebtedness for money borrowed in an aggregate principal amount exceeding $25,000,000 (or its equivalent in any other currency or currencies) when such Indebtedness becomes due and payable at final maturity;

(f) the Company defaults in its performance of any other covenants or agreements in respect of the Securities contained in this Indenture for 60 days after receipt by the Company of a Notice of Default from the Trustee or after receipt by the Company and the Trustee of a Notice of Default from the Holders of at least 25% in aggregate principal amount of the Securities then outstanding;

(g) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv) makes a general assignment for the benefit of its creditors; or

(v) takes any comparable action under any foreign laws relating to insolvency;

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any Material Subsidiary in an involuntary case;

(ii) appoints a Custodian of the Company or any Material Subsidiary or for any substantial part of its property;

(iii) orders the winding up or liquidation of the Company or any Material Subsidiary; or

(iv) grants any similar relief under any foreign laws;

and in each such case the order or decree remains unstayed and in effect for 60 days; or

(i) there occurs a Change of Control.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal, state or non-U.S. law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under Section 5.01(f) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company (and in the case of such notice by Holders, the Trustee) of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

The Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice in the form of an Officers’ Certificate of any event which is a Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

Notwithstanding anything in this Indenture or in the Securities to the contrary (including Section 3.02(b)), at the election of the Company, the sole remedy for an Event of Default specified in Section 5.01(f) relating to the failure by the Company to comply with Section 3.02(b) (“Company’s Filing Obligations”) and for any failure by the Company to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, shall for the first 180 days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest on the Securities at an annual rate equal to:

(1) 0.25% per annum of the principal amount of the Securities outstanding for each day during the 90-day period beginning on, and including, the occurrence of such an Event of Default during which such Event of Default is continuing; and

(2) 0.50% per annum of the principal amount of the Securities outstanding for each day during the 90-day period beginning on, and including, the 91st day following, and including, the occurrence of such Event of Default during which such Event of Default is continuing, in each case, in addition to any Additional Interest that may accrue pursuant to Section 3.02 (“Extension Fee”). This Extension Fee will accrue on the Securities from, and including, the date on which an Event of Default relating to a failure to comply with the Company’s Filing Obligations or the failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act first occurs to, but not including, the 180th day thereafter (or such earlier date on which the Event of Default relating to such obligations shall have been cured or waived pursuant to Section 5.04). On such 180th day (or earlier, if such Event of Default is cured or waived pursuant to Section 5.04 prior to such 180th day), such Extension Fee will cease to accrue and, if such Event of Default has not been cured or waived pursuant to Section 5.04 prior to such 180th day, then the Trustee or the Holders of not less than 25% in principal amount of the Securities may declare the principal of and accrued and unpaid interest on all such Securities to be due and payable immediately. This provision shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. If the Company elects to pay the Extension Fee as the sole remedy for an Event of Default specified in Section 5.01(f) relating to the failure by the Company to comply with the Company’s Filing Obligations and for any failure by the Company to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, the Company shall notify, in the manner provided for in Section 11.02, the Holders and the Trustee of such election at any time on or before the close of business on the date on which such Event of Default first occurs. If the Extension Fee is payable under this Section 5.01, the Company shall deliver to the Trustee a certificate to that effect stating the date on which such Extension Fee is payable. Unless and until a Trust Officer receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no Extension Fee is payable. If the Extension Fee has been paid by the Company directly to the Persons entitled to them, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment. To make such election, the Company must deliver notice to the Trustee for Holders prior to the day any such Event of Default occurs.

Section 5.02. Acceleration. If an Event of Default (other than an Event of Default specified in Sections 5.01(g), (h) or (i) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare the principal amount of Securities outstanding plus accrued and unpaid interest on all the Securities to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately. If an Event of Default specified in Section 5.01(i) occurs and is continuing, either the Trustee or the Holders of at least 10% in aggregate principal amount of the Securities may, by delivery of a notice to the Trustee and the Company not later than 90 days following the Effective Date of the related Make Whole Adjustment Event, declare the principal amount of Securities outstanding plus accrued and unpaid interest on all the Securities to be due and payable on the later of (a) the 31st Trading Day immediately following the Effective Date of the related Make Whole Adjustment Event and (b) the date the Trustee or such Holders deliver the notice of acceleration to the Company. If an Event of Default specified in Sections 5.01(g) or (h) with respect to the Company occurs and is continuing, the principal amount of Securities outstanding plus accrued and unpaid interest on all the Securities shall, automatically and without any action by the Trustee or any Holder, become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding by notice to the Trustee and the Company and without notice to any other Holder may rescind any declaration of acceleration (other than in the case of an Event of Default under Section 5.01(i) to which the remedies in the next preceding sentence shall apply) if (a) the rescission would not conflict with any judgment or decree and (b) all existing Events of Default have been cured, except nonpayment of the principal amount plus accrued and unpaid interest that have become due solely as a result of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 5.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount plus accrued and unpaid interest, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 5.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding by notice to the Trustee and without notice to any other Holder may waive an existing default and its consequences except (a) an Event of Default described in Sections 5.01(a) or (b) a default in respect of a provision that under Section 8.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other default or impair any consequent right. This Section 5.04 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 5.05. Control by Majority. Except in the case of an Event of Default under Section 5.01(i) to which the remedies set forth in Section 5.02 shall apply, the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 6.01, that the Trustee determines is duly prejudicial to the rights of other Holders or would potentially involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it against all losses and expenses caused by taking or not taking such action. This Section 5.05 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 5.06. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

(a) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders shall have offered indemnity satisfactory to the Trustee to pursue such proceeding as trustee;

(d) the Trustee has failed to institute such proceeding within 60 days after receipt of such notice and offer of indemnity; and

(e) during such 60-day period, the Trustee has not received from the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding a direction inconsistent with the request.

However, the foregoing conditions shall not be applicable with respect to an Event of Default specified in Section 5.01(i), but instead, upon a Change of Control, Holders may not pursue any remedies with respect to this Indenture or the Securities unless Holders of at least 10% in aggregate principal amount of the Securities at the time provide written notice to the Trustee and the Company in accordance with Section 5.02.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.

Section 5.07. [Reserved]

Section 5.08. Collection Suit by Trustee. If an Event of Default specified in Section 5.01(a) or 5.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 6.07.

Section 5.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 6.07.

Section 5.10. Priorities. If the Trustee collects any money pursuant to this Article 5, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 6.07;

SECOND: to Holders for amounts due and unpaid on the Securities for the principal amount or interest, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

THIRD: the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 5.10. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and the amount to be paid.

Section 5.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding. This Section 5.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 5.12. Waiver of Stay, Extension or Usury Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 6

TRUSTEE

Section 6.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

This Section 6.01(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of Section 7.01(b);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

Subparagraphs (c)(i), (ii) and (iii) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 6.01 (a), (b) and (c).

(e) The Trustee shall not be liable for interest on any money received by it.

(f) Money or Common Stock held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h) Except as expressly set forth herein, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 6 and to the provisions of the TIA, and the provisions of this Article 6 shall apply to the Trustee in its role as Registrar and Paying Agent.

(i) The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (i) a Trust Officer of the Trustee has received written notice thereof from the Company or any Holder or (ii) a Trust Officer shall have actual knowledge thereof.

Section 6.02. Rights of Trustee.

(a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents, attorneys or custodians and shall not be responsible for the misconduct or negligence of any agent, attorney or custodian appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its own selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(j) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 6.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 6.10 and 6.11.

Section 6.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

Section 6.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default described in Sections 5.01(a) or 5.01(b), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders. The second sentence of this Section 6.05 shall be in lieu of the proviso to TIA Section 315(b) and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default unless a Trust Officer of the Trustee has received written notice of such Default.

Section 6.06. Reports by Trustee to Holders. As promptly as practicable after each December 31 beginning with December 31, 2009, and in any event prior to March 31 in each year thereafter, the Trustee shall mail to each Holder a brief report dated as of December 31 each year that complies with TIA Section 313(a), if and to the extent required by such subsection. The Trustee shall also comply with TIA Section 313(b).

A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

Section 6.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as shall be agreed upon from time to time in writing for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket fees and expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation, fees and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall fully indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person), except any expenses, disbursements or advances as may be attributable to its negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim of which it has received notice and for which it may seek indemnity. Failure by the Trustee to so notify the Company of any claim for which it may seek indemnity of which a Trust Officer has actually received written notice shall not relieve the Company of its obligations hereunder except to the extent such failure shall have materially prejudiced the Company. The Company shall defend the claim and the Trustee shall cooperate in the defense. If the Trustee is advised by counsel in writing that it may have available to it defenses which are in conflict with the defenses available to the Company, then the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence. The Company need not pay for any settlement made by the Trustee without the Company’s consent, such consent not to be unreasonably withheld. All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, attorneys, custodians, successors and assigns.

To secure the Company’s payment obligations in this Section 6.07, the Holders shall be deemed to have granted the Trustee a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Company’s payment obligations pursuant to this Section 6.07 shall survive the resignation or removal of the Trustee and the discharge of this Indenture. In the event that the Trustee incurs expenses after the occurrence of a Default specified in Sections 5.01(g) or (h) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

Section 6.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company at least 30 days prior to the proposed resignation. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

(a) the Trustee fails to comply with Section 6.10;

(b) the Trustee is adjudged bankrupt or insolvent;

(c) a receiver or other public officer takes charge of the Trustee or its property; or

(d) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount of the Securities then outstanding, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall upon payment of all of its costs and the costs of its agents and counsel promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 6.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in aggregate principal amount of the Securities then outstanding may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 6.10, any Holder who has been a bona fide Holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 6.08, the Company’s obligations under Section 6.07 shall continue for the benefit of the retiring Trustee.

Section 6.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force that it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 6.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its (or its related bank holding company’s) most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), subject to the penultimate paragraph thereof; provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 6.11. Preferential Collection of Claims against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 6.12. Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.

The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

Section 6.13. Maintenance of Office in The City Of New York. The Trustee agrees to maintain in the Borough of Manhattan, City of New York an office or agency for purposes and notices other than related to demands to or upon the Company in respect of payment on or registration of transfer, exchange or conversion of the Securities. Such office shall initially be the office of the Trustee at its Corporate Trust Office.

ARTICLE 7

DISCHARGE OF INDENTURE

Section 7.01. Discharge of Liability on Securities. When (a) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (b) all outstanding Securities have become due and payable, and the Company irrevocably deposits with the Trustee cash sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 6.07, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture with respect to the Securities on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

Section 7.02. Repayment to the Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

ARTICLE 8

AMENDMENTS

Section 8.01. Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Holder:

(a) to cure any ambiguity, omission, defect or inconsistency that does not adversely affect the Holders;

(b) to comply with Article 4;

(c) to provide any security for or modify the Guarantees so long as such modification is otherwise permitted under Article 12;

(d) to comply with any requirement in connection with the deemed qualification of this Indenture under the TIA;

(e) to add covenants that would benefit the Holders or to surrender any rights the Company has under this Indenture;

(f) to add Events of Default with respect to the Securities;

(g) to add circumstances under which the Company will pay Additional Interest on the Securities;

(h) to make any change that does not adversely affect the rights of any Holder of outstanding Securities; or

(i) to conform the provisions of this Indenture to the “Description of Notes” section of the Offering Circular.

After an amendment under this Section 8.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 8.01.

Section 8.02. With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding, the Company and the Trustee may amend or supplement this Indenture or the Securities. However, without the consent of each Holder affected, an amendment to this Indenture or the Securities may not:

(a) make any change in the percentage of principal amount of Securities whose Holders must consent to an amendment, supplement or waiver or to make any change in this provision for modification;

(b) reduce any rate of interest or change the time for payment of interest on the Securities;

(c) reduce the principal amount of the Securities or change their Maturity Date;

(d) make payments on the Securities payable in currency other than as originally stated in the Securities;

(e) impair the Holder’s right to institute suit for the enforcement of any payment on the Securities;

(f) waive a continuing Default or Event of Default regarding any payment on the Securities;

(g) adversely affect the conversion provisions of this Indenture and the Securities; or

(h) impair the right of Holders of at least 10% in aggregate principal amount of the Securities to pursue the remedies set forth in Section 5.02 following a Change of Control.

It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 8.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 8.02.

Section 8.03. Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article 8 shall comply with the TIA.

Section 8.04. Revocation and Effect Of Consents, Waivers And Actions. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date, unless the amendment or waiver has theretofore become effective.

Section 8.05. Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 8 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

Section 8.06. Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 8 if the amendment contained therein does not affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall be provided with, and (subject to the provisions of Section 6.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

Section 8.07. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 8, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 9

CONVERSIONS

Section 9.01. Conversion Privilege and Consideration.

(a) A Holder may convert its Security, at the Holder’s election, into cash, shares of Common Stock or a combination thereof, at the Company’s election, until the close of business on the Business Day immediately preceding the scheduled Maturity Date (“Conversion Obligation”).

A Holder may, during any applicable time referred to herein, convert a portion of the principal amount of a Security if the portion converted is in a $1,000 principal amount or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

Except as specifically described in this Article 9, the Conversion Rate will not be subject to adjustment in the case of the issuance of any shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock, or the right, option or warrant to purchase shares of Common Stock, or such convertible or exchangeable securities

(b) Except as provided below, the Company may elect to pay or deliver, as the case may be, shares of its Common Stock, cash or a combination of cash and shares of Common Stock in respect of the Conversion Obligation upon conversion of any Securities.

All conversions with a Conversion Date on or after September 1, 2013 shall be settled in the same relative proportions of cash and/or shares of Common Stock (“Settlement Method”). If the Company has not delivered a notice to the Trustee of its election of a Settlement Method prior to September 1, 2013, then solely with respect to conversions that occur on or after September 1, 2013, the Company will be deemed to have elected to satisfy its Conversion Obligation through delivery of a combination of cash and shares of Common Stock, as described in Section 9.01(b)(iii), and the Specified Dollar Amount will be equal to $1,000.

Prior to September 1, 2013, the Company shall use the same Settlement Method for all conversions occurring on any given Conversion Date. Except for any conversions that occur on or after September 1, 2013, however, the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Trading Days. If the Company elects a Settlement Method, the Company shall provide to all converting Holders, by notice to the Trustee and the Conversion Agent, a notice of the chosen Settlement Method and the effective date of such Settlement Method; provided, however, that in no event shall the Company notify a Holder who has submitted its Securities for conversion of a Settlement Method applicable to such conversion after the second Trading Day immediately following the related Conversion Date (or, if earlier, September 1, 2013). Simultaneously with providing such notice, the Company shall issue a press release containing the relevant information and make this information available on its website.

If the Company elects to deliver cash in respect of the Conversion Obligation upon conversion of any Securities, the Company shall specify in such notice the Specified Dollar Amount; provided that the Specified Dollar Amount due upon conversion shall in no event exceed the Daily Conversion Value. If, in respect of any conversion, the Company has not previously made an election with respect to the Settlement Method it chooses in respect of any Conversion Obligation upon conversion of any Securities and does not timely make such an election, the Company shall be deemed to have elected to settle such conversion in the manner set forth in Section 9.01(b)(iii) with a Specified Dollar Amount equal to $1,000 per $1,000 principal amount of Securities.

The number of shares of Common Stock, the amount of cash, or the number of shares of Common Stock and amount of cash, as the case may be, due upon conversion of any Securities shall be computed as follows:

(i) if the Company elects to satisfy its Conversion Obligation solely in shares of Common Stock, the Company shall deliver a number of shares of Common Stock equal to the product of (A) the aggregate principal amount of Securities to be converted divided by $1,000 and (B) the applicable Conversion Rate, plus cash in lieu of fractional shares, if applicable, as set forth in Section 9.03;

(ii) if the Company elects to satisfy its Conversion Obligation solely in cash, the Company shall pay to the converting Holder cash in an amount equal to the sum of the Daily Conversion Values for each Trading Day during the Applicable Conversion Reference Period; and

(iii) if the Company elects to satisfy its Conversion Obligation through delivery of a combination of cash and shares of Common Stock, the Company shall deliver to Holders in respect of each $1,000 principal amount of Securities being converted a “Settlement Amount” equal to the sum of the Daily Settlement Amounts for each Trading Day during the Applicable Conversion Reference Period, plus cash in lieu of fractional shares, if applicable, as set forth in Section 9.03.

(c) Settlement of conversions (i) solely in shares of Common Stock (other than cash in lieu of fractional shares) shall occur on the third Trading Day following the relevant Conversion

Date, and (ii) in cash or in a combination of cash and shares of Common Stock shall occur on the third Trading Day following the last Trading Day of the Applicable Conversion Reference Period; provided that if prior to the relevant Conversion Date, the Common Stock has been replaced by Reference Property consisting solely of cash, the Company will pay such cash on the third Trading Day immediately following the relevant Conversion Date. Notwithstanding the foregoing, if any information required to calculate the conversion consideration deliverable is not available as of the applicable settlement date, the Company will deliver the additional shares of Common Stock resulting from such adjustment on the third Trading Day after the earliest Trading Day on which such calculation can be made.

Section 9.02. Conversion Procedure. To convert a Security, a Holder must satisfy the requirements in Paragraph 6(c) of the Securities. The first Business Day on which the Holder satisfies all those requirements and delivers an irrevocable conversion notice together with such Holder’s Securities for conversion is the conversion date (“Conversion Date”).

If in connection with any conversion of Securities the Company elects the Settlement Method specified in Section 9.01(b)(i), the Holder converting such Securities shall be treated as a shareholder of record as of the close of business on the Conversion Date. If in connection with any conversion of Securities the Settlement Method specified in Section 9.01(b)(iii), the Holder converting such Securities shall be treated as a shareholder of record as of the close of business on the last Trading Day in the Applicable Conversion Reference Period. Upon conversion of a Security in its entirety, such Person shall no longer be a Holder of such Security.

No payment or adjustment will be made for dividends on, or other distributions with respect to, any shares of Common Stock except as provided in this Article 9. On conversion of a Security, that portion of accrued and unpaid interest, if any, through the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the consideration for the Security being converted pursuant to the provisions hereof; and the fair market value of such consideration shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid interest, if any, through the Conversion Date, and the balance, if any, of such fair market value of such consideration shall be treated as issued for the principal amount of the Security being converted pursuant to the provisions hereof. If the Company elects to satisfy its Conversion Obligation through a delivery of a combination of cash and shares of Common Stock, accrued and unpaid interest, if any, through the Conversion Date with respect to the converted Security shall be deemed to be paid first out of any cash paid upon such conversion. The Company will not adjust the Conversion Rate to account for accrued and unpaid interest, if any. If the Holder converts more than one Security at the same time, the consideration issuable upon the conversion shall be based on the total principal amount of the Securities converted.

If the last day on which a Security may be converted is a Legal Holiday, the Security may be surrendered on the next succeeding day that is not a Legal Holiday.

Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in principal amount to the unconverted portion of the Security surrendered, or in the case of a Global Security, the Company shall instruct the Registrar to decrease such Global Security by the principal amount of the converted portion of the Security surrendered.

Section 9.03. Fractional Shares. The Company will not issue fractional shares of Common Stock upon conversion of a Security. Instead, the Company will pay cash in lieu of fractional shares by multiplying the Daily VWAP of a full share of Common Stock on (a) the last Trading Day of the Applicable Conversion Reference Period, in the case of conversions settled in cash or a combination of cash and shares of Common Stock, and (b) the Conversion Date (of, if the Conversion Date is not a Trading Day, the first Trading Day following the Conversion Date), in the case of conversions settled entirely in shares of Common Stock, in each case by the fractional amount and rounding the product to the nearest whole cent. Whether fractional shares are issuable upon a conversion will be determined on the basis of the total number of Securities that the Holder is then converting and the aggregate number of shares of Common Stock issuable upon such conversion.

Section 9.04. Taxes on Conversion. If a Holder submits a Security for conversion, the Company shall pay all stamp and all other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares, if any, of Common Stock upon the conversion. However, the Holder shall pay any such tax that is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing the shares, if any, of Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax that will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

Section 9.05. Company to Provide Stock. The Company shall, prior to issuance of any Securities under this Article 9, and from time to time as may be necessary, reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities, assuming the Company elects the Settlement Method specified in Section 9.01(b)(i) or (iii).

Any shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive rights and shall be free of any lien or adverse claim created by the Company. The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of Common Stock, if any, upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the shares of Common Stock are then principally listed or quoted.

With respect to any Common Stock required to bear a Restricted Stock Legend, the shares of Common Stock distributed upon conversion will be issued in physical certificated form, will not be held in book-entry form through the facilities of the Depositary and shall be treated as “restricted securities,” and the Company will affix, or will direct its transfer agent to affix the Restricted Stock Legend that is set forth in Exhibit C upon such shares of Common Stock.

Section 9.06. Adjustment for Change in Capital Stock. If, after the Issue Date of the Securities, the Company:

(a) pays a dividend or makes another distribution to all or substantially all holders of Common Stock payable exclusively in shares of Common Stock;

(b) subdivides the outstanding shares of Common Stock into a greater number of shares; or

(c) combines the outstanding shares of Common Stock into a smaller number of shares;

then the Conversion Rate will be adjusted based on the following formula:

where:

R1 =	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date of such subdivision or combination, as the case may be;

R =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such subdivision or combination, as the case may be;

OS1 =	the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such subdivision or combination, as the case may be; and

OS =	the number of shares of Common Stock outstanding immediately after such dividend or distribution, or immediately after the effective date of such subdivision or combination, as the case may be.

Such adjustment shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or the effective date for such subdivision or combination. If any dividend or distribution of the type described in this Section 9.06 is declared but not so paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.

If after an adjustment a Holder upon conversion of its Security may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article 9 with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article 9.

Section 9.07. Adjustment for Rights Issue. If after the Issue Date of the Securities, the Company distributes any rights, options or warrants to all or substantially all holders of Common Stock entitling such holders to purchase (for a period expiring within 60 days), shares of Common Stock at a price per share less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, the Conversion Rate shall be adjusted in accordance with the following formula; provided, however, that the Conversion Rate will be readjusted to the extent that such rights, options or warrants are not exercised prior to their expiration or are not distributed:

where:

R1 =	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

R =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

O =	the number of shares of Common Stock outstanding at the close of business on the Trading Day immediately preceding the Ex-Dividend Date for such distribution;

N =	the number of additional shares of Common Stock issuable pursuant to such rights, options or warrants;

P =	the per-share offering price payable to exercise such rights, options or warrants for the additional shares plus the per-share consideration (if any) the Company receives for such rights, options or warrants; and

M =	the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution.

Such adjustment shall be successively made whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be adjusted promptly to be the Conversion Rate that would then be in effect if such Ex-Dividend Date for such distribution had not been fixed.

For purposes of this Section 9.07, in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Common Stock at less than the average of the Closing Sale Prices of Common Stock for each Trading Day in the applicable 10 consecutive Trading Day period, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors.

No adjustment shall be made under this Section 9.07 if the application of the formula stated above in this Section 9.07 would result in a value of R1 that is equal to or less than the value of R.

Section 9.08. Adjustment for Other Distributions. If, after the Issue Date of the Securities, the Company distributes to all or substantially all holders of its Common Stock any of its debt, securities or assets or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (a) distributions of Capital Stock as to which an adjustment is required pursuant to Section 9.06, (b) distributions of rights, warrants or options as to which an adjustment is required pursuant to Section 9.07, (c) dividends or other distributions paid exclusively in cash (as to which Section 9.09 applies) and (d) any Spin-off to which the provisions set forth below in this Section 9.08 shall apply), the Conversion Rate shall be increased in accordance with the formula:

where:

R1=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

R =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

M =	the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

F =	the fair market value, as determined by the Board of Directors, of the portion of those assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock immediately prior to the open of business on the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 9.08 where there has been a payment of a dividend or other distribution on the Common Stock in shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit, where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the Spin-off) on a national securities exchange or reasonably comparable non-U.S. equivalent, which is referred to herein as a “Spin-off,” the Conversion Rate will be increased based on the following formula:

where:

R1 =	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for the Spin-off;

R =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the Spin-off;

F =	the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of the Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the Ex-Dividend Date for the Spin-off (such period, “Valuation Period”); and

MP =	the average of the Closing Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph of this Section 9.08 will be made immediately after the open of business on the day after the last day of the Valuation Period, but will be given effect as of the open of business on the Ex-Dividend Date for the Spin-off. If the Ex-Dividend Date for the Spin-off is less than 10 Trading Days prior to, and including, the end of the Applicable Conversion Reference Period in respect of any conversion, references within this Section 9.08 to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-off to, and including, the last Trading Day of such Applicable Conversion Reference Period. For purposes of determining the Conversion Rate, in respect of any conversion during the 10 Trading Days commencing on the Ex-Dividend Date for any Spin-off, references within the portion of this Section 9.08 related to Spin-offs to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-off to, but excluding, the relevant Conversion Date.

Section 9.09. Adjustment for Cash Dividends. If, after the Issue Date of the Securities, the Company distributes to all or substantially all holders of its Common Stock any dividends payable exclusively in cash, the Conversion Rate shall be adjusted in accordance with the formula:

where:

R1 =	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

R =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

SP =	the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

C =	the amount in cash per share the Company distributes to holders of Common Stock.

The adjustment shall become effective immediately after the open of business on the Ex-Dividend Date with respect to the distribution.

Section 9.10. Adjustment for Company Tender Offer. If, after the Issue Date of the Securities, the Company or any Subsidiary of the Company makes a payment to holders of Common Stock in respect of a tender or exchange offer, other than an odd-lot offer, by the Company or any of its Subsidiaries for shares of Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices over the 10 consecutive Trading Day period commencing on, and including, the Trading Day following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (“Expiration Date”), the Conversion Rate shall be increased based on the following formula:

where:

R1 =	the Conversion Rate in effect immediately after the open of business on the Trading Day following the Expiration Date;

R =	the Conversion Rate in effect immediately prior to the open of business on the Trading Day following the Expiration Date;

F =	the fair market value, as determined by the Board of Directors, of the aggregate consideration payable in such tender or exchange offer (up to any maximum amount specified in the terms of the tender or exchange offer) for all shares of Common Stock the Company or any Subsidiary of the Company purchases in such tender or exchange offer, such fair market value to be measured as of the expiration time of the tender or exchange offer (“Expiration Time”);

OS =	the number of shares of Common Stock outstanding immediately prior to the Expiration Time (prior to giving effect to such tender offer or exchange offer);

OS’ =	the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to such tender offer or exchange offer); and

SP =	the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day following the Expiration Date.

The adjustment to the conversion rate under the preceding paragraph of this Section 9.10 will be made immediately after the open of business on the 11th Trading Day following the Expiration Date but will be given effect at the open of business on the Trading Day following the Expiration Date. If the Trading Day following the Expiration Date is less than 10 Trading Days prior to, and including, the end of the Applicable Conversion Reference Period in respect of any conversion, references within this Section 9.10 to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day following the Expiration Date to, and including, the last Trading Day of such Applicable Conversion Reference Period. For purposes of determining the Conversion Rate, in respect of any conversion during the 10 Trading Days commencing on the Trading Day following the Expiration Date, references within this Section 9.10 to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day following the Expiration Time to, but excluding, the relevant Conversion Date.

Section 9.11. Certain Adjustments.

(a) If:

(i) the Company elects to satisfy its Conversion Obligation (A) solely in shares of Common Stock or (B) in a combination of cash and shares of Common Stock, and shares of Common Stock are deliverable to settle the Daily Settlement Amount for any Trading Day during the Applicable Conversion Reference Period;

(ii) any distribution or transaction described in Sections 9.06 through 9.10 has not yet resulted in an adjustment to the Conversion Rate on a given Trading Day within the Applicable Conversion Reference Period applicable to Securities that Holders have converted; and

(iii) the shares of Common Stock that Holders will receive in respect of such Trading Day are not entitled to participate in the relevant distribution or transaction (because they were not held on a related Record Date or otherwise);

then, without duplication to any Conversion Rate adjustment set forth in Sections 9.06 through 9.10, the Company shall adjust the number of shares of Common Stock that it will deliver to Holders in respect of the relevant Trading Day to reflect the relevant distribution or transaction.

(b) Notwithstanding the foregoing in Sections 9.06 through 9.10 above, to the extent that the Company elects to settle any conversion of Securities by delivering solely shares of Common Stock (plus cash in lieu of fractional shares, if applicable, as set forth in Section 9.03), then, solely for purposes of determining the relevant Conversion Rate for any such conversion:

(i) the words “immediately after the open of business on the Ex-Dividend Date” and “immediately prior to the open of business on the Ex-Dividend Date” in the definition of R1 and R in clauses Sections 9.06 through 9.09 shall be replaced with the words “immediately after the close of business on the record date” and “immediately prior to the close of business on the record date,” respectively;

(ii) the words “open of business on the effective date” in the definition of R1 and R in Section 9.06 shall be replaced with the words “close of business on the effective date”;

(iii) the words “open of business on the Ex-Dividend Date” and “open of business on the effective date” in the definition of OS’ in Section 9.06 shall be replaced with the words “close of business on the record date” and “close of business on the effective date,” respectively; and

(iv) the words “at the close of business on the trading day immediately preceding the Ex-Dividend Date” in the definition of O in Section 9.07 shall be replaced with the words “prior to the close of business on the record date.”

(c) In addition, if the Company enters into any transaction described in Sections 9.06 through 9.10 that would result in an increase in the Conversion Rate above that which would result in the Securities, in the aggregate, becoming convertible into shares of Common Stock in excess of permitted listing standards under the relevant NYSE rules, the Company will, if so required by such listing standards, either (at the Company’s election) (i) prior to entering in such transaction, obtain stockholder approval of such issuances in excess of such limitations or (ii) after entering into such transaction, if the Company has not obtained stockholder approval of such issuances in excess of such limitations, deliver cash in lieu of any shares of Common Stock otherwise deliverable upon future conversions in excess of such limitations, based on the Closing Sale Price on the Trading Day immediately prior to the date when such shares would otherwise be required to be delivered to converting Holders.

(d) Whenever any provision of this Article 9 requires the Company to calculate Closing Sale Prices or Daily VWAPs over a span of multiple days, the Board of Directors shall make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period from which the sum or average is to be calculated.

Section 9.12. When Adjustment May Be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of more than 1% of the Conversion Rate. If the adjustment is not made because the adjustment does not change the Conversion Rate by more than 1%, then the adjustment that is not made shall be carried forward and taken into account in any future adjustment. Notwithstanding the foregoing, all such carried forward adjustments shall be made with respect to the affected Securities on the

Trading Day that is 30 Trading Days prior to the scheduled Maturity Date and thereafter any adjustment to the Conversion Rate shall be made on each subsequent Scheduled Trading Day immediately preceding the scheduled Maturity Date.

All calculations under this Article 9 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

Section 9.13. When No Adjustment Required. No adjustment need be made as a result of:

(a) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(b) the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(c) except as otherwise described in this Article 9, ordinary course of business stock repurchases, including structured or derivative transactions pursuant to a stock repurchase program approved by the Board of Directors;

(d) any accrued and unpaid interest;

(e) the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Securities were first issued;

(f) the issuance of the rights pursuant to any Company stockholders rights plan (“Stockholder Rights Plan”);

(g) the distribution of separate certificates representing the rights under a Stockholder Rights Plan;

(h) the exercise or redemption of the rights in accordance with any rights agreement under a Stockholder Rights Plan; or

(i) the termination or invalidation of the rights under a Stockholder Rights Plan.

If any event described in Section 9.13(f) through (i) occurs, Holders will receive the rights under such Stockholders Rights Plan upon conversion, unless, prior to any conversion, the rights have separated from the Common Stock. If the rights have separated, the Conversion Rate will be adjusted at the time of separation as provided by Section 9.07 (subject to readjustment in the event of the expiration termination or redemption of such rights.)

No adjustment need be made for a transaction referred to in Section 9.06, 9.07, 9.08, 9.09 or 9.10 if Holders may participate in the transaction (as a result of holding the Securities, and at the same time and upon the same terms as Common Stockholders participate) on a basis that the Board of Directors determines to be fair and appropriate, and with notice of such participation to

Holders, in any of the events described in Sections 9.06 through 9.10 as if such Holders held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Securities held by such Holders, without having to convert their Securities

To the extent the Securities become convertible pursuant to this Article 9 in whole or in part into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

Section 9.14. Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly or within three Business Days mail to Holders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice briefly stating the facts requiring the adjustment and the manner of computing it. The notice of adjustment shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such notice of adjustment except to exhibit the same to any Holder desiring inspection thereof.

Section 9.15. Voluntary Increase. The Company from time to time may (but is not required to) increase the Conversion Rate, as permitted by law, by any amount at any time for at least 20 Business Days, so long as the increase is irrevocable during such period. In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect. A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 9.06, 9.07, 9.08, 9.09 or 9.10.

Section 9.16. Notice of Certain Transactions. If:

(a) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 9.06, 9.07, 9.08, 9.09 or 9.10 (unless no adjustment is to occur pursuant to Section 9.11); or

(b) the Company takes any action that would require a supplemental indenture pursuant to Section 9.17; or

(c) there is a liquidation or dissolution of the Company,

then the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend, distribution or subdivision or the proposed effective date of a combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 Scheduled Trading Days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

Section 9.17. Effect of Reclassification, Consolidation, Merger or Sale.

(a) In the event of:

(i) any reclassification of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination covered by Section 9.06);

(ii) a consolidation, merger, combination or binding share exchange involving the Company; or

(iii) any sale or conveyance of all or substantially all of the property and assets of the Company to any other Person,

in each case as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock (any such event, “Merger Event”), then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) and which shall provide that Holders shall be entitled at and after the effective time of the Merger Event to convert their Securities into the type and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive upon such Merger Event (“Reference Property”); provided that, at and after the effective time of any such Merger Event, any amount otherwise payable upon conversion of the Securities shall continue to be payable as provided in Section 9.01(b).

(b) In the event the Company shall execute a supplemental indenture pursuant to this Section 9.17, the Company shall promptly file with the Trustee an Officers’ Certificate briefly describing the Merger Event and stating the type or amount of cash, securities, property or other assets that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent to such Merger Event under this Indenture have been complied with. Promptly following the effective time of any such Merger Event, the Company shall issue a press release describing the type or amount of cash, securities, property or other assets that will comprise the Reference Property after any such Merger Event (and shall make the press release available on its website). Any failure to deliver such Officers’ Certificate or issue such press release shall not affect the legality or validity of such supplemental indenture.

(c) With respect to each $1,000 principal amount of Securities surrendered for conversion after the effective date of any such Merger Event in lieu of cash, shares of Common Stock or a combination of cash and shares of Common Stock otherwise provided for hereunder, the Company shall deliver to the converting Holder a number of units of Reference Property (each such unit comprised of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Merger Event would have owned or been entitled to receive based on the Weighted Average Consideration) equal to (A) the aggregate principal amount of Securities to be converted, divided by $1,000, multiplied by (B) the Conversion Rate.

(i) The Company will deliver cash in lieu of fractional units of Reference Property as set forth pursuant to Section 9.03 (provided that the amount of such cash shall be determined as if references in such Section to “the Closing Sale Price” were instead a reference to “the Closing Sale Price of a unit of Reference Property” composed of the type and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Merger Event would have owned or been entitled to receive based on the Weighted Average Consideration).

(ii) The Daily Settlement Amounts (if applicable) and Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Applicable Conversion Reference Period.

(iii) For purposes of this Section 9.17, the “Weighted Average Consideration” means the weighted average of the types and amounts of consideration received by the holders of Common Stock entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock in any Merger Event who affirmatively make such an election; provided that, if the types and amounts of consideration that holders of Common Stock would be entitled to receive with respect to or in exchange for such Common Stock is based in part upon any form of stockholder election, the “Weighted Average Consideration” will be deemed to be (A) if holders of the majority of the shares of Common Stock affirmatively make such an election, the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (B) if the holders of a majority of the shares of Common Stock do not affirmatively make such an election, the types and amount of consideration actually received by such holders.

(iv) The Company shall notify the Holders and the Trustee of the Weighted Average Consideration as soon as practicable after the Weighted Average Consideration is determined.

(d) The above provisions of this Section 9.17 shall similarly apply to successive Merger Events.

Section 9.18. Company Determination Final. Any determination and/or calculation that the Company or the Board of Directors must make pursuant to Section 3.02, 3.06, 8.05, 9.01, 9.03, 9.06, 9.07, 9.08, 9.09, 9.10, 9.11, 9.12, 9.13, 9.14, 9.15, 9.17, 9.20, 9.22, 9.23 or 12.10 is conclusive, absent manifest error.

Section 9.19. Trustee’s Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article 9 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 9.17 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company’s failure to comply with this Article 9. Each Conversion Agent shall have the same protection under this Section 9.19 as the Trustee.

Section 9.20. Simultaneous Adjustments. In the event that this Article 9 requires adjustments to the Conversion Rate under more than one of Sections 9.06, 9.07, 9.08, or 9.09, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 9.06, second, the provisions of Section 9.08, third, the provisions of Section 9.09 and, fourth, the provisions of Section 9.07.

Section 9.21. Successive Adjustments. After an adjustment to the Conversion Rate under this Article 9, any subsequent event requiring an adjustment under this Article 9 shall cause an adjustment to the Conversion Rate as so adjusted.

Section 9.22. Limitation on Adjustments. The Company shall not take any action that would result in an adjustment pursuant to the foregoing provisions in this Article 9 if that adjustment would reduce the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Securities.

Section 9.23. Adjustment to Conversion Rate Upon Certain Transactions. If, after the Issue Date, a Make Whole Adjustment Event occurs, and if a Holder elects to convert its Securities in connection with such Make Whole Adjustment Event, the Company will increase the Applicable Conversion Rate for the Securities surrendered for conversion by a number of additional shares of Common Stock (“Additional Shares”), as described in this Section 9.23. A conversion of Securities will be deemed for the purposes of this Section 9.23 to be “in connection with” a Make Whole Adjustment Event if the notice of conversion of the Securities is received by the Conversion Agent from, and including, the Effective Date to, and including, the Business Day immediately preceding the 30th Scheduled Trading Day immediately following the Effective Date.

The Company shall mail to Holders and the Trustee a notice not later than:

(a) in the case of a Make Whole Adjustment Event under clause (a) of the definition thereof, the third Business Day following the date upon which the Company receives notice that such “person” or “group” is or has become the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the Company’s then-outstanding Voting Stock, whether by means of a filing of a Schedule 13D under the Exchange Act indicating such “beneficial ownership” or otherwise, and

(b) in the case of a Make Whole Adjustment Event under clauses (b), (c) and (d) of the definition thereof, 30 Scheduled Trading Days prior to the anticipated Effective Date of such Make Whole Adjustment Event,”

in each case, describing the Make Whole Adjustment Event and the Holders’ rights to Additional Shares. The Company shall also issue a press release and make the press release available on its website as soon as practicable after the Company first determines the anticipated Effective Date.

The number of Additional Shares will be determined by reference to the table below, based on (x) the earliest to occur of the date on which such Make Whole Adjustment Event is first announced, occurs or becomes effective (“Make Whole Reference Date”) and (y) the price paid (or deemed paid) per share of Common Stock in such Make Whole Adjustment Event (“Stock Price”). If the holders of Common Stock receive only cash (in a single per-share amount, other than with respect to appraisal and similar rights) in connection with a Make Whole Adjustment Event described in clause (b) of the definition thereof, the “Stock Price” shall be the cash amount paid per share of Common Stock. Otherwise, the “Stock Price” shall be the average of the Closing Sale Prices of the Common Stock over the 10 Trading Day period ending on the Trading Day preceding the Effective Date.

The Stock Prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the Conversion Rate is otherwise adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the applicable Conversion Rate as so adjusted. The number of Additional Shares will be adjusted in the same manner as the Conversion Rate pursuant to this Article 9.

The following table sets forth the number of Additional Shares per $1,000 principal amount of Securities by which the Conversion Rate will be increased if a Make Whole Adjustment Event occurs for (A) the applicable Make Whole Reference Date set forth below and (B) the applicable Stock Price set forth below:

	Stock Price
Make Whole Reference Date	$4.43	$4.50	$4.75	$5.00	$5.50	$6.00	$6.75	$8.00	$10.00	$12.50	$15.00	$20.00	$25.00	$35.00	$50.00
May 27, 2009	45.1467	45.1467	43.4962	40.8080	36.2879	32.5801	28.0728	22.4471	16.3725	11.5133	8.2774	4.2864	2.0731	0.2436	0.0000
December 1, 2009	45.1467	42.8735	39.9149	37.3907	33.2172	29.8280	25.7215	20.6002	15.0706	10.6469	7.6990	4.0415	1.9729	0.2276	0.0000
December 1, 2010	45.1467	41.6353	32.4559	30.1516	26.6169	23.8834	20.6228	16.5696	12.1941	8.6937	6.3602	3.4468	1.7386	0.2024	0.0000
December 1, 2011	45.1467	41.6353	29.9394	22.5400	19.2881	17.1946	14.8532	11.9751	8.8692	6.3846	4.7281	2.6577	1.4188	0.1730	0.0000
December 1, 2012	45.1467	41.6353	29.9394	19.4131	11.0062	9.3526	8.0473	6.5101	4.8518	3.5251	2.6406	1.5351	0.8717	0.1292	0.0000
December 1, 2013	45.1467	41.6353	29.9394	19.4131	1.2313	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Make Whole Reference Dates may not be set forth in the table above, in which case:

(i) if the Stock Price is between two Stock Price amounts in the table or the Make Whole Reference Date is between two Make Whole Reference Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two Make Whole Reference Dates in the table, based on a 365-day year;

(ii) if the Stock Price is greater than $50.00 per share, subject to adjustment, the Conversion Rate will not be adjusted; and

(iii) if the Stock Price is less than $4.43 per share, subject to adjustment, the Conversion Rate will not be adjusted.

Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion exceed 225.7336 shares per $1,000 principal amount of Securities, subject to adjustments in the same manner as the Conversion Rate pursuant to this Article 9.

The Company will settle conversions of Securities converted in connection with a Make Whole Adjustment Event as provided in Section 9.01; provided, however, that in connection with a Make Whole Adjustment Event described in clause (b) of the definition thereof in which holders of Common Stock receive from a third party only cash consideration for their shares of Common Stock (in a single per-share amount, other than with respect to appraisal and similar rights), conversions shall be settled through delivery by the third party, on the 10th Business Day after the Conversion Date, for each $1,000 principal amount of Securities, an amount of cash equal to (I) the applicable Conversion Rate on the Conversion Date, increased by Additional Shares, if any, calculated as set forth in this Section 9.23, multiplied by (II) the per-share amount of cash consideration paid to holders of Common Stock in such Make Whole Adjustment Event.

ARTICLE 10

PAYMENT OF INTEREST

Section 10.01. Payment of Interest.

(a) The Company shall pay interest on the Securities at a rate of 7.5% per annum, payable semi-annually in arrears, on June 1 and December 1 of each year (each, “Interest Payment Date”), or if any such day is not a Business Day, the immediately following Business Day (and no interest or other amount shall be paid as a result of any such postponement), commencing on December 1, 2009. Interest on a Security shall be paid to the Holder of such Security at the close of business on May 15 or November 15 (each, “Record Date”), as the case may be, next preceding the related Interest Payment Date, and shall be computed on the basis of a 360-day year comprised of twelve 30-day months. In the event of the maturity or conversion of a Security, interest shall cease to accrue on such Security. (b) Upon conversion of a Security, (i) a Holder shall not receive any cash payment of interest (unless such conversion occurs between a Record Date and the Interest Payment Date to which it relates, in which case a Holder on the Record Date will receive on the Interest Payment Date accrued and unpaid interest) and the Conversion Rate shall not be adjusted to account for accrued and unpaid interest, if any, and (ii) except as set forth in clause (c) below, the Company’s delivery or payment, as the case may be, to a Holder of cash, shares of Common Stock or a combination thereof into which the Security is convertible shall be deemed to satisfy its obligation with respect to such Security, and any accrued but unpaid interest shall be deemed to be paid in full upon conversion, rather than cancelled, extinguished or forfeited. If the Company elects to satisfy its Conversion Obligation through a delivery of a combination of cash and shares of Common Stock, accrued and unpaid interest, if any, through the Conversion Date with respect to a converted Security shall be deemed to be paid first out of any cash paid upon such conversion.

(c) Securities surrendered for conversion by a Holder after the close of business on any Record Date but prior to the open of business on the next Interest Payment Date must be accompanied by payment of an amount equal to the interest that the Holder is to receive on the

Securities surrendered for conversion; provided, however, that no such payment need be made (i) upon conversions in connection with a Make Whole Adjustment Event, (ii) to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such Securities or (iii) if the Securities are surrendered for conversion after the close of business on the Record Date immediately preceding the Maturity Date of the Securities. The Company shall not be required to convert any Securities that are surrendered for conversion without payment of interest as required by this Section 10.01(c).

Section 10.02. Defaulted Interest. Any installment of interest that is payable, but is not punctually paid or duly provided for on any Interest Payment Date (“Defaulted Interest”) shall forthwith cease to be payable to the Holders in whose names the Securities were registered on the Record Date applicable to such installment of interest. Defaulted Interest (including any interest on such Defaulted Interest) may be paid by the Company, at its election, as provided in this Section 10.02(a) or (b).

(a) The Company may elect to make payment of any Defaulted Interest (including any interest on such Defaulted Interest) to the Holders in whose names the Securities are registered at the close of business on a special record date for the payment of such Defaulted Interest (“Special Record Date”), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this Section 10.02(a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each Holder at such Holder’s address as it appears in the Register, not less than ten calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to Section 10.02(b).

(b) Alternatively, the Company may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 10.02(b), such manner of payment shall be deemed practicable by the Trustee.

Section 10.03. Interest Rights Preserved. Subject to the foregoing provisions of this Article 10 and Section 2.06, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

ARTICLE 11

MISCELLANEOUS

Section 11.01. Trust Indenture Act Controls. The Indenture shall be deemed to have been qualified under the TIA. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA as a result of the deemed qualification thereof under this Section 11.01, the required provision shall control.

Section 11.02. Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person, by delivery by courier guaranteeing overnight delivery or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

if to the Company:

Saks Incorporated

12 East 49th Street

New York, New York 10017

Facsimile:  212-940-4849

Attention:  Chief Financial Officer

if to the Trustee:

The Bank of New York Mellon

101 Barclay Street, Fl. 8W

New York, New York 10286

Attention:  Corporate Trust Administration

The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder’s address as it appears on the Register and shall be deemed sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

Section 11.03. Communication by Holders With Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

Section 11.04. Certificate And Opinion As To Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) if required by the Trustee, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (to the extent of legal conclusions) have been complied with.

Section 11.05. Statements Required In Certificate Or Opinion. Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a) a statement that each Person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(c) a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement that, in the opinion of such Person, such covenant or condition has been complied with.

Section 11.06. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.07. Rules by Trustee, Paying Agent, Conversion Agent, And Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

Section 11.08. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a Record Date is a Legal Holiday, the Record Date shall not be affected.

Section 11.09. Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 11.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

Section 11.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

Section 11.13. Table Of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 11.14. Submission To Jurisdiction. The Company (a) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Securities, as the case may be, may be instituted in any federal court sitting in the City of New York; (b) waives to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (c) submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

Section 11.15. Appointment Of Agent For Service Of Process. The Company hereby designates its Secretary as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon said agent at its office at Saks Incorporated, 12 East 49th Street, New York, New York (or at such other address in the Borough of Manhattan, the City of New York, as such agent may designate by written notice to the Company and the Trustee), and written notice of said service to the Company, mailed or delivered to it, at the addresses provided above, shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Company, whether or not the Company shall then be doing, or at any time shall have done, business within the State of New York, and that any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in such State, and waives all claim of error by reason of any such service.

Section 11.16. Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 11.17. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE 12

GUARANTEE OF SECURITIES

Section 12.01. Unconditional Guarantee. Each Guarantor hereby jointly and severally fully and unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee in accordance with the terms hereof and to the Trustee and its successors and assigns, that: (a) the principal of and interest on the Securities will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other obligations of the Company and the Guarantor to the Holders and the Trustee hereunder and thereunder (including fees, expenses or other) and all other obligations hereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations hereunder, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under this Guarantee, and shall entitle the Holders to accelerate the obligations of the Guarantor hereunder in the same manner and to the same extent as the obligations of the Company.

Each Guarantor hereby agrees (to the extent permitted by law) that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities, this Indenture, the obligations of the Company or any other Guarantor hereunder, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

Each Guarantor hereby waives (to the extent permitted by law) the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that, except as provided in this Indenture, its Guarantee shall not be discharged except by payment (or delivery, as applicable) in full of the obligations contained in the Securities, this Indenture and this Guarantee. This Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (a) subject to this Article 12, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 5 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration with respect to the Company in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article 5, such obligations (whether or not due and payable) shall forthwith become due and payable by the Security Guarantor for the purpose of this Guarantee.

Section 12.02. [Reserved]

Section 12.03. Additional Guarantors. Any Person that was not a Guarantor on the date of this Indenture but is wholly owned by the Company may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions (including the representations and warranties) of this Indenture as a Guarantor, and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid and binding obligation of such Person (subject to such customary assumptions and exceptions as may be acceptable to the Trustee in its reasonable discretion).

Section 12.04. Release of a Guarantor. (a) Upon the sale, exchange, transfer or other disposition (by merger or otherwise), other than a lease, of all of the Capital Stock of a Guarantor or all, or substantially all, the assets of such Guarantor pursuant to a transaction complying with the terms of this Indenture, to any Person that is not an Affiliate of the Company, and which sale or other disposition is otherwise in compliance with the terms of this Indenture or (b) at the request of the Company, in the event that the lenders under the Credit Facility unconditionally release such Guarantor from its guarantee obligations under such Credit Facility, then, in any such case, such Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under this Article 12 without any further action required on the part of the Trustee or any Holder. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request of the Company accompanied by an Officers’ Certificate certifying as to the compliance with this Section 12.04. Any Guarantor not so released will remain liable for the full amount of principal of, and interest on, the Securities as provided in this Article 12.

Section 12.05. Subrogation. Until this Indenture is discharged and all of the Securities are discharged and paid in full, each Guarantor hereby irrevocably agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company’s obligations under the Securities or this Indenture and such Guarantor’s obligations under this Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders under the Securities, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied to the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 12.05 is knowingly made in contemplation of such benefits.

Section 12.06. Reliance on Judicial Order or Certificate of Liquidating Agent Regarding Dissolution, etc of Guarantors. Upon any payment or distribution of assets of any Guarantor referred to in this Article 12, the Trustee, subject to the provisions of Section 6.01, and the Holders, shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12; provided, however, that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article 12.

Section 12.07. Article 12 Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 12 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 12 in addition to or in place of the Trustee.

Section 12.08. No Suspension of Remedies. Nothing contained in this Article 12 shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Securities pursuant to Article 6 or to pursue any rights or remedies hereunder or under applicable law.

Section 12.09. Limitation of Subsidiary Guarantor’s Liability. Each Guarantor that is a Subsidiary of the Company, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under this Guarantee shall be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of, any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Article 12, will result in the obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

Section 12.10. Contribution from Other Guarantors. Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the net assets of each Guarantor, determined in accordance with GAAP.

Section 12.11. Obligations Reinstated. The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

Section 12.12. No Obligation To Take Action Against the Company. Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the obligations hereunder or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees or under this Indenture.

Section 12.13. Dealing with the Company and Others. The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may:

(a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

(b) take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;

(c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by this Indenture or the Securities;

(d) accept compromises or arrangements from the Company;

(e) apply all monies at any time received from the Company or from any security upon such part of the Indenture Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

(f) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as a deed the day and year first before written.

Saks Incorporated

By:
Name:
Title:

Guarantors:

Club Libby Lu Inc. (formerly McRae’s Store Services, Inc.)

Jackson Leasing, LLC

Jackson Office Properties, Inc. (formerly NorthPark Fixtures, Inc.)

Merchandise Credit, LLC

New York City Saks, LLC

Saks & Company

Saks Direct, Inc.

Saks Fifth Avenue Distribution Company

Saks Fifth Avenue, Inc.

Saks Fifth Avenue of Texas, Inc.

Saks Fifth Avenue Texas LLC

Saks Holdings, Inc.

SCCA, LLC

SCCA Store Holdings, Inc.

SCIL, LLC

SCIL Store Holdings, Inc.

SFAILA, LLC

TEX SFA, Inc.

By:
Name:
Title:

The Bank of New York Mellon

By:
Name:
Title:

EXHIBIT A — FORM OF SECURITY

[FORM OF FACE OF SECURITY]

[Include the following legend for Global Securities only (“Global Securities Legend”):]

THIS IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS CONVERTIBLE SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Include the following legend on all Securities that are Restricted Securities (“Restricted Securities Legend”):]

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT WITHIN THE LATER OF (X) ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE SECURITIES

(INCLUDING THROUGH THE EXERCISE BY THE INITIAL PURCHASERS OF THE SECURITIES (THE “INITIAL PURCHASERS”) OF THEIR OPTION TO PURCHASE ADDITIONAL SECURITIES) AND (Y) 90 DAYS AFTER THE HOLDER CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER, OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT (A) TO THE ISSUER OR ITS SUBSIDIARIES; (B) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A; (C) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT; OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE (D) WITHIN THE LATER OF (X) ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF SECURITIES (INCLUDING THROUGH THE EXERCISE BY THE INITIAL PURCHASERS OF THEIR OPTION TO PURCHASE ADDITIONAL SECURITIES) AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REQUIRE PURSUANT TO THE INDENTURE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO SUCH OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN ANY EVENT, NO AFFILIATE OF THE ISSUER MAY PURCHASE OR SELL THIS SECURITY PRIOR TO THE DATE THAT IS ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF SECURITIES (INCLUDING THROUGH THE EXERCISE BY THE INITIAL PURCHASERS OF THEIR OPTION TO PURCHASE ADDITIONAL SECURITIES). THE RESTRICTIONS SET FORTH IN THIS LEGEND SHALL CEASE TO HAVE EFFECT ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF SECURITIES (INCLUDING THROUGH THE EXERCISE BY THE INITIAL PURCHASERS OF THEIR OPTION TO PURCHASE ADDITIONAL SECURITIES) PROVIDED THAT ALL HOLDERS AFTER SUCH DATE SHALL CONTINUE TO BE REQUIRED TO TRANSFER SECURITIES IN CONFORMITY WITH THE REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

No. [ ]	CUSIP:	[ ]
	ISIN:	[ ]

Initial Principal Amount $[            ]

[as revised by the Schedule of Increases

and Decreases of Global Security attached hereto][include for Global Security]

Saks Incorporated

7.5% Convertible Notes due 2013

Saks Incorporated, a Tennessee corporation, promises to pay to [            ] [include “CEDE & CO.” for Global Security] or registered assigns, the principal amount of $[            ], or such other amount as then shown on the Schedule of Increases and Decreases of Global Security attached hereto, on December 1, 2013 (“Maturity Date”).

Interest Payment Dates: June 1 and December 1.

Record Dates: May 15 and November 15.

Additional provisions of this Security are set forth on the other side of this Security.

Dated: May 27, 2009

Saks Incorporated

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By:
Authorized Signatory

Dated:

[FORM OF REVERSE OF SECURITY]

7.5% Convertible Notes due 2013

1.	Interest.

This Security shall bear cash interest at the rate of 7.5% per annum. Interest on this Security shall accrue from May 27, 2009 (“Issue Date”), or from the most recent date to which interest has been paid or provided for. Interest shall be payable semi-annually in arrears, on June 1 and December 1 of each year, beginning on December 1, 2009, to the Holders of record of Securities at the close of business on the May 15 or November 15, as the case may be, immediately preceding the applicable Interest Payment Date or Maturity Date, as applicable. Each payment of cash interest on this Security shall include interest accrued for the period commencing on, and including, the immediately preceding Interest Payment Date (or, if none, the Issue Date) to, but excluding, the day before the applicable Interest Payment Date or Maturity Date, as applicable. Any payment required to be made on any day that is not a Business Day shall be made on the next succeeding Business Day and no interest or other amount will be paid as a result of any such postponement. Interest shall be calculated using a 360-day year composed of twelve 30-day months. Interest shall cease to accrue on this Security if money for the payment in full of the principal of and unpaid interest on this Security shall have been deposited with the Trustee on or prior to the Maturity Date, or upon a conversion of this Security.

2.	Method of Payment.

The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided herein and in the Indenture. The Company will pay interest (except Defaulted Interest) on the principal amount of the Securities on each June 1 and December 1 to the Persons who are registered Holders at the close of business on the May 15 and November 15 immediately preceding the Interest Payment Date even if Securities are canceled after such Record Date and on or before such Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest, including Additional Interest, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company will make all payments in respect of a Global Security registered in the name of the Depositary or its nominee to the Depositary or its nominee, as the case may be, by wire transfer of immediately available funds to the account specified by such Holder. The Company will make all payments in respect of a Certificated Security (including principal and interest) in U.S. dollars at the office of the Trustee; provided that at the Company’s option, the Company may make such payments by mailing a check to the registered address of each Holder thereof as such address shall appear on the Register or, if requested by a Holder of more than $1,000,000 in aggregate principal amount of Securities, by wire transfer of immediately available funds to the account specified by such Holder. If an Interest Payment Date is a date other than a Business Day, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.	Paying Agent, Conversion Agent and Registrar.

Initially, the Trustee will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.	Indenture.

The Company issued the Securities under an Indenture dated as of May 27, 2009 (“Indenture”), between the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (“TIA”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

The Securities are general unsecured and unsubordinated obligations of the Company limited to an aggregate principal amount of $120,000,000. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

In the case of any conflict between this Security and the Indenture, the provisions of the Indenture shall control.

5.	Guarantees.

This Security is initially entitled to the benefits of the certain Guarantees of the Guarantors and may thereafter be entitled to certain other Guarantees made for the benefit of the Holders as set forth in the Indenture. Reference is hereby made to Article 12 of the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

6.	Conversion.

(a) The initial Conversion Rate is 180.5869 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture. Upon conversion, a Holder will receive, in respect of each $1,000 principal amount of Securities, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the election of the Company, in an amount calculated pursuant to the terms of the Indenture. A Holder that surrenders Securities for conversion will receive cash in lieu of any fractional share of Common Stock as set forth in the Indenture.

(b) Holders may surrender Securities, in integral multiples of $1,000 principal amount, for conversion until the close of business on the Business Day immediately preceding the Maturity Date. The “Conversion Price” per share of Common Stock as of any day will equal the result obtained by dividing $1,000 by the then applicable Conversion Rate.

(c) To surrender a Security for conversion, a Holder must (1) complete and manually sign the irrevocable conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents and (4) pay any transfer or similar tax, if required, and otherwise comply with the provisions of the Indenture.

7.	Denominations; Transfer; Exchange.

The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

8.	Persons Deemed Owners.

The registered Holder of this Security may be treated as the owner of this Security for all purposes.

9.	Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

10.	No Recourse Against Others.

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

11.	Authentication.

This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.

12.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

13.	GOVERNING LAW.

THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

14.	Additional Interest; Extension Fee.

Holders shall be entitled to payments of Additional Interest or an Extension Fee to the extent set forth in the Indenture.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                      agent to              transfer this Security on the books of the Company. The agent may              substitute another to act for him.

CONVERSION NOTICE

To convert this Security into cash, shares of Common Stock, or a combination of cash and shares of Common Stock, at the Company’s election, check the box  ☐

To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

If you want the stock certificate made out in another Person’s name fill in the form below:

(Insert the other Person’s soc. sec. tax ID no.)

(Print or type other Person’s name, address and zip code)

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

[Include for Global Security]

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL

SECURITY

Initial Principal amount of Global Security:             ($             ).

Date	Amount of Increase in Principal Amount of Global Security	Amount of Decrease in Principal Amount of Global Security	Principal Amount of Global Security After Increase or Decrease	Notation by Registrar or Security Custodian

EXHIBIT B

7.5% Convertible Notes due 2013

Transfer Certificate

In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144 under the Securities Act of 1933, as amended (“Securities Act”) (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $            principal amount of the above-captioned Securities presented or surrendered on the date hereof (“Surrendered Securities”) for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

☐ The transfer of the Surrendered Securities is made to the Company or any of its subsidiaries; or

☐ The transfer of the Surrendered Securities complies with Rule 144A under the Securities Act; or

☐ The transfer of the Surrendered Securities is pursuant to Rule 144 under the Securities Act; or

☐ The transfer of the Surrendered Securities is pursuant to another available exemption from the registration requirement of the Securities Act.

Unless the box below is checked, the undersigned confirms that, to the undersigned’s knowledge, such Securities are not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (“Affiliate”).

☐ The transferee is an Affiliate of the Company.

DATE:

B-1

Signature(s)

(If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

Participant in a Recognized Signature

Guarantee Medallion Program

By:
Authorized Signatory

B-2

EXHIBIT C

Restricted Stock Legend

“THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT WITHIN THE LATER OF (X) ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE 7.5% CONVERTIBLE NOTES DUE 2013 OF SAKS INCORPORATED (THE “NOTES”) (INCLUDING THROUGH THE EXERCISE BY THE INITIAL PURCHASERS OF THEIR OPTION TO PURCHASE ADDITIONAL NOTES) UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER, OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER OR ITS SUBSIDIARIES; (B) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A; (C) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT; OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE (D) WITHIN THE LATER OF (X) ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE NOTES (INCLUDING THROUGH THE EXERCISE BY THE INITIAL PURCHASERS OF THEIR OPTION TO PURCHASE ADDITIONAL NOTES) UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER, FURNISH TO THE TRANSFER AGENT AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO SUCH OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN ANY EVENT, NO AFFILIATE OF THE ISSUER MAY PURCHASE OR SELL THIS SECURITY. THE RESTRICTIONS SET FORTH IN THIS LEGEND SHALL CEASE TO HAVE EFFECT ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE

C-1

OF NOTES (INCLUDING THROUGH THE EXERCISE BY THE INITIAL PURCHASERS OF THEIR OPTION TO PURCHASE ADDITIONAL NOTES) UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED PROVIDED THAT ALL HOLDERS AFTER SUCH DATE SHALL CONTINUE TO BE REQUIRED TO TRANSFER SECURITIES IN CONFORMITY WITH THE REQUIREMENTS OF APPLICABLE SECURITIES LAWS.”

C-2